EXHIBIT 10.16.1


                                AMENDMENT TO THE
                                ----------------
                          ANNTAYLOR STORES CORPORATION
                          ----------------------------
                  LONG-TERM CASH INCENTIVE COMPENSATION PLAN
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      This Amendment is made to the AnnTaylor Stores Corporation  Long-Term Cash
Incentive Compensation Plan (the "Plan"). This Amendment shall be effective as of March 10, 2000. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan.

      WHEREAS, by resolution adopted on March 10, 2000 by the Board of Directors of AnnTaylor Stores Corporation (the "Company"), the Company has determined that it is in its best interest and that of its stockholders to amend the Plan as set forth herein, pursuant to the authority retained by the Company in Section 9 of the Plan;

      NOW, THEREFORE, the Plan is hereby amended as follows:

            1. Section 2 of the Plan is amended by adding the following definition as Section 2(d) and renumbering the following paragraphs of Section 2 accordingly:

      "(d)  A "Change in Control" shall be deemed to have occurred if:

      (I) any "person", as such term is used in Section 13(d) and 14(d) of the Exchange Act, other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefits plan of the Company, or (3) any corporation owned, directly or indirectly, by the stockholders of the Company (in substantially the same proportion as their ownership of shares) (a "Person") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities;

      (II) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (I), (III) or (IV) of this Section 2(d)) whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election for election was previously so approved,


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            cease for any reason to constitute at least a majority thereof;

      (III) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner (as defined in clause (I) above), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

      (IV)  the   stockholders  of  the  Company  approve  a  plan  of  complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect)."


            2. Section 6 of the Plan is amended by adding thereto a new paragraph (f) to read as follows:

            "(f) Notwithstanding the preceding provisions of this Section 6, in the event of a Change in Control, a pro rata cash payment in cancellation of outstanding Awards in respect of each incomplete Performance Cycle shall be made to each Participant within thirty
            (30) business days following the date of the Change in Control. The pro rata payment with respect to each incomplete Performance Cycle applicable to such Participant shall be calculated by multiplying
            (X) times (Y), where (X) equals the amount to which the Participant would be entitled had the Performance Cycle been completed, taking into account for this purpose (1) actual earnings per share for any fiscal year within the Performance Cycle that was completed prior to the Change in Control, (2) for the fiscal year in which the Change in Control occurs, the earnings per share derived from the Board-approved operating budget for such fiscal year, and (3) for any fiscal year in such Performance Cycle subsequent to the fiscal year in which the Change in Control occurs, the projected earnings per share for such fiscal year presented to the Committee at the time the Performance Goal for such Performance Cycle was

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            established, and (Y) equals a fraction the numerator of which is the number of full and partial months in such incomplete Performance Cycle that have elapsed as of the date of the Change in Control and the denominator of which is the number of months in the complete Performance Cycle."

            Except as herein modified, the Plan shall remain in full force and effect.